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                                                                    EXHIBIT 1(l)


                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                      MERCURY ASSET MANAGEMENT MASTER TRUST


         MERCURY ASSET MANAGEMENT MASTER TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.), does hereby certify that:

         1. Name. The name of the business trust (hereinafter called the "Trust") is MERCURY ASSET MANAGEMENT MASTER TRUST.

         2. Paragraph 5 of the Certificate of Trust of the Trust is hereby amended to change the name of one of the series of the Trust from "Mercury Master Portfolio 9" to "Mercury Master Select Growth Portfolio." As amended, Paragraph 5 of the Certificate of Trust of the Trust shall read in its entirety as follows:

         The Trust consists of twenty-seven portfolios, known as Mercury Master Pan- European Growth Portfolio, Mercury Master International Portfolio, Mercury Master Japan Capital Portfolio, Mercury Master U.S. Small Cap Growth Portfolio, Mercury Master Gold and Mining Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Global Balanced Portfolio, Mercury Master Emerging Economies Portfolio, Mercury Master Select Growth Portfolio, Mercury Master Portfolio 10, Mercury Master Portfolio 11, Mercury Master Portfolio 12, Mercury Master Portfolio 13, Mercury Master Portfolio 14, Mercury Master Portfolio 15, Mercury Master Portfolio 16, Mercury Master Portfolio 17, Mercury Master Portfolio 18, Mercury Master Portfolio 19, Mercury Master Portfolio 20, Mercury Master Portfolio 21, Mercury Master Portfolio 22, Mercury Master Portfolio 23, Mercury Master Portfolio 24, Mercury Master Portfolio 25, Mercury Master Portfolio 26 and Mercury Master Portfolio 27.

         3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

         IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment as of April 6, 2000.


                                                By: /s/  Terry K. Glenn
                                                -------------------------------
                                                Name:  Terry K. Glenn
                                                Title: Trustee